     As filed with the Securities and Exchange Commission on April 5, 2002


                                                    Registration No. 333-
                                                                         -------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                            LYONDELL CHEMICAL COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                       1221 McKinney Street, Suite 700
           Delaware                          Houston, Texas 77010                                95-4160558
(State or Other Jurisdiction of                                                                (I.R.S. Employer
 Incorporation or Organization)     (Address of Principal Executive Offices and Zip Code)      Identification No.)

                                -----------------

                            LYONDELL CHEMICAL COMPANY
                             401(K) AND SAVINGS PLAN
                            (Full Title of the Plan)

                                -----------------

                                 KERRY A. GALVIN
                  Vice President, General Counsel and Secretary
                            Lyondell Chemical Company
                         1221 McKinney Street, Suite 700
                              Houston, Texas 77010
                     (Name and Address of Agent for Service)

                                 (713) 652-7200
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum    Proposed maximum        Amount
    Title of securities to be registered        Amount to be     offering price    aggregate offering   of Registration
                                               registered (2)     per share (3)         price (3)           Fee (3)
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00 per share (1)...   6,750,000          $16.31            $110,092,500        $10,128.51
-----------------------------------------------------------------------------------------------------------------------

(1) Includes the associated rights to purchase Common Stock, which initially are attached to and trade with the shares of Common Stock registered hereby.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Lyondell Chemical Company 401(k) and Savings Plan.
(3) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of the Registrant reported on the New York Stock Exchange on April 1, 2002.

================================================================================

                                EXPLANATORY NOTE

          Effective January 1, 1998, the Lyondell Chemical Company 401(k) and Savings Plan (the "Successor Plan") was adopted and thereafter effectively serves as the successor to the portion of the Lyondell Petrochemical Company 401(k) and Savings Plan (the "Prior Plan") involving the continued issuance of the common stock, par value $1.00 per share (the "Common Stock"), of Lyondell Chemical Company (the "Company"). The Prior Plan was formerly named the Lyondell Petrochemical Company Capital Accumulation Plan for Non-Represented Employees and, under such name, was the successor to the Lyondell Petrochemical Company Savings Plan for Non-Represented Employees, which was merged into the Prior Plan. The registration of the Common Stock includes the registration of the associated rights to purchase Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Note: The document(s) containing the information concerning the Successor Plan required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement on Form S-8 (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          The following documents, which the Company has filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-10145) or by the Successor Plan pursuant to the Exchange Act, as applicable are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

     (b)  The Company's Interim Reports on Form 8-K filed on January 11, 2002;

     (c) The description of the Common Stock, par value $1.00 per share, of the Company contained in the Company's Registration Statement on Form 8-A dated December 16, 1988, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description;

     (d) The description of the Rights to Purchase Common Stock contained in the Company's Registration Statement on Form 8-A dated December 12, 1995, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description; and

     (e) The Annual Report of the Successor Plan on Form 11-K for the fiscal year ended December 31, 2000.

          Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

          Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not Applicable.

Item 5. Interests of Named Experts and Counsel

          Not Applicable.

Item 6. Indemnification of Directors and Officers

By-Law Provisions

          The Company's By-Laws provide that the Company will indemnify each of its officers and directors to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware. Article V of the By-Laws reads as follows:

          (a) Indemnification of Officers and Directors. The Company shall indemnify the officers and directors of the Company with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by said Section 145. Any repeal or modification of this Section will not in any way diminish any rights to indemnification of such person or the obligations of the Company that may have previously arisen hereunder.

          (b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

          (c) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

          (d) Indemnity Agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its board of directors, its elected officers and with such other persons as the board of directors may designate, the form of such indemnity agreements to be approved by a majority of the Board then in office.

          (e) Indemnification of Employees and Agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to payment by the Company of the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of this Article V.

Delaware General Corporation Law Provisions

          Section 145 of the General Corporation Law of the State of Delaware provides:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers and other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Certificate of Incorporation Provisions

          The Company's Certificate of Incorporation limits the personal liability of directors to the Company and its stockholders for monetary damages resulting from some breaches of the directors' fiduciary duties. Article VII of the Certificate of Incorporation provides as follows:

          To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article VII by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time. Notwithstanding anything contained in the Company's Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than 66 2/3 percent of all votes entitled to be cast by the holders of Stock of the Company shall be required to amend or repeal this
Article VII or to adopt any provision inconsistent herewith.

          Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation's Certificate of Incorporation may contain the following:

          A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital Stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Indemnity Agreements

          The Company has entered into indemnity agreements with each of its directors and officers (collectively, "Indemnitees"). Subject to certain exclusions, such agreements provide that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold each Indemnitee harmless from and against any and all losses and expenses arising out of any threatened, pending or completed legal proceeding.

Insurance

          The Company has a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors.

Item 7. Exemption from Registration Claimed

          Not Applicable.

Item 8. Exhibits

          The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
   No.                           Description
-------                          -----------

4.1*    -- Amended and Restated Certificate of Incorporation of the Registrant.
           (Incorporated herein by this reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.)

4.1(a)* -- Certificate of Ownership and Merger dated July 31, 1998.(Incorporated herein by this reference to Exhibit 3.1(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.)

4.2*    -- Amended and Restated By-laws of the Registrant. (Incorporated herein by this reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.)

4.3*    -- Rights Agreement between the Registrant and The Bank of New York, as
           Rights Agent. (Incorporated herein by this reference to Exhibit 1 of the Registrant's Interim Report on Form 8-K dated December 8, 1995.)

4.4     -- Lyondell Chemical Company 401(k) and Savings Plan.

          The use of original issuance securities under this Registration Statement is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. The Company has submitted the Lyondell Chemical Company 401(k) and Savings Plan and will submit any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code.

4.5     -- Master Trust Agreement between Lyondell Chemical Company; Equistar
           Chemicals, LP, and LYONDELL-CITGO Refining Company Ltd. and Fidelity Management Trust Company, dated as of March 15, 1999, as amended by the First Amendment thereto, dated as of June 1, 1999, by the Second Amendment thereto, dated as of October 15, 2000 and by the Third Amendment thereto, dated October 1, 2001.

23.1    -- Consent of PricewaterhouseCoopers LLP.

24.1    -- Powers of Attorney.

----------
*    Incorporated herein by reference as indicated.

Item 9. Undertakings

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 5th day of April, 2002.

                             LYONDELL CHEMICAL COMPANY


                             By:  /s/ Dan F. Smith
                                 -----------------------------------------------
                                 Name:  Dan F. Smith
                                 Title: President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.



                        *                               Chairman of the Board             April 5, 2002
---------------------------------------------------
              Dr. William T. Butler


              /s/ Dan F. Smith                          President, Chief Executive        April 5, 2002
---------------------------------------------------     Officer and Director
                  Dan F. Smith
          (Principal Executive Officer)


                        *                               Director                          April 5, 2002
---------------------------------------------------
                Carol A. Anderson


                        *                               Director                          April 5, 2002
---------------------------------------------------
                  Travis Engen


                        *                               Director                          April 5, 2002
---------------------------------------------------
           Stephen F. Hinchliffe, Jr.


                        *                               Director                          April 5, 2002
---------------------------------------------------
                 David J. Lesar


                        *                               Director                          April 5, 2002
---------------------------------------------------
               Dudley C. Mecum II


                        *                               Director                          April 5, 2002
---------------------------------------------------
              Dr. William R. Spivey


                        *                               Director                          April 5, 2002
---------------------------------------------------
                 Paul R. Staley


            /s/ Robert T. Blakely                       Executive Vice President and      April 5, 2002
---------------------------------------------------     Chief Financial Officer
                Robert T. Blakely
          (Principal Financial Officer)


             /s/ Charles L. Hall                                                          April 5, 2002
---------------------------------------------------
                 Charles L. Hall                        Vice President and Controller
         (Principal Accounting Officer)


*By:          /s/ Kerry A. Galvin
    -----------------------------------------------
      Kerry A. Galvin, as Attorney in fact

                                    SIGNATURE

          THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Lyondell Chemical Company 401(k) and Savings Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on April 5, 2002.

                             LYONDELL CHEMICAL COMPANY
                             401(K) AND SAVINGS PLAN


                             By:    /s/ Allen C. Holmes
                                 -----------------------------------------------
                                 Name:  Allen C. Holmes
                                 Chairman of the Benefits Administrative
                                 Committee for the Lyondell Chemical Company
                                 401(k) and Savings Plan

                                  EXHIBIT INDEX

Exhibit
   No.                                  Description
-------                                 -----------
4.1*    --     Amended and Restated Certificate of Incorporation of the
               Registrant. (Incorporated herein by this reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1996.)

4.1(a)* --     Certificate of Ownership and Merger dated July 31,
               1998.(Incorporated herein by this reference to Exhibit 3.1(a) of the Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1999.)

4.2*    --     Amended and Restated By-laws of the Registrant. (Incorporated herein by this reference to Exhibit 3.2 of the Registrant's
               Annual Report on Form 10-K for the year ended December 31, 2001.)

4.3*    --     Rights Agreement between the Registrant and The Bank of New York, as Rights Agent. (Incorporated herein by this reference to Exhibit 1 of the Registrant's Interim Report on Form 8-K dated
               December 8, 1995.)

4.4     --     Lyondell Chemical Company 401(k) and Savings Plan.

               The use of original issuance securities under this Registration Statement is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. The registrant has submitted the Lyondell Chemical Company 401(k) and Savings Plan and will submit any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code.

4.5     --     Master Trust Agreement between Lyondell Chemical Company;
               Equistar Chemicals, LP, and LYONDELL-CITGO Refining Company Ltd.
               and Fidelity Management Trust Company, dated as of March 15,
               1999, as amended by the First Amendment thereto, dated as of June
               1, 1999, by the Second Amendment thereto, dated as of October 15, 2000 and by the Third Amendment thereto, dated October 1, 2001.

23.1    --     Consent of PricewaterhouseCoopers LLP.

24.1    --     Powers of Attorney.

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*    Incorporated herein by reference as indicated.